UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2016

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 795-1400

(Registrant’s telephone number, including area code)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 27, 2016, Peter J. Kish was designated as the principal financial officer and principal accounting officer of AngioDynamics, Inc. (the “Company”) by the Board of Directors of the Company.  Mr. Kish will serve in this role until Michael Greiner begins his service as Chief Financial Officer on August 16, 2016.  Mr. Kish, age 61, has served as a consultant to the Company since May 16, 2016.  Mr. Kish also serves as a CFO Engagement Partner with Tatum, a Randstad Company.  Prior to this, Mr. Kish held Executive Finance positions with various Private Equity Portfolio Companies.  Mr. Kish also spent 15 years at Kulicke & Soffa Industries, Inc. a global semiconductor manufacturing company listed on the Nasdaq and served as Vice President and Corporate Controller.  He also worked in a management capacity for Bristol Myers Squibb and MacMillan Publishing.  Mr. Kish earned both his Bachelor of Science in Accounting and Masters in Business Administration from Rutgers, the State University of New Jersey.
Mr. Kish does not have any family relationship with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: July 27, 2016	By:	/s/ Stephen A. Trowbridge
Stephen A. Trowbridge
Senior Vice President and General Counsel